EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated November 7, 2006 on the financial statements of Ciprico Inc. (the “Registrant”), which report and statements appear, or are incorporated by reference, in the Registrant’s Annual Report on Form 10-KSB for the year ended September 30, 2006.

/s/ Grant Thornton LLP

Minneapolis, MN

February 28, 2007